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                                                                    Exhibit 99.1
REVOCABLE PROXY
                       FARMERS NATIONAL BANCSHARES, INC.
                               605 SECOND AVENUE
                             OPELIKA, ALABAMA 36801

  This Proxy is solicited on behalf of the Board of Directors of Farmers National Bancshares, Inc. ("Farmers National") for use only at the Special
Meeting of Shareholders to be held on     , 2001, and at any postponement or
adjournment thereof (the "Special Meeting").

  The undersigned, being a Shareholder of Farmers National, hereby appoints Yetta G. Samford, Jr. and Charles David Scott, Sr. and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 6, 2001 (the "Merger Agreement"), by and between Farmers National and Alabama National BanCorporation. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Proxy Statement and Prospectus.

ELECTION TO APPROVE  [_] FOR                [_] AGAINST            [_] ABSTAIN
THE MERGER           Approval of the Merger Approval of the Merger from Approval of the Merger

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

   Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

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   The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to Farmers National, prior to the date of the Special Meeting, or by attendance at the Special Meeting.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR approval of the Merger Agreement.

                                    Signature(s): _____________________________
                                    Date: _____________________________________

                                    NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.